EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-198578) and the Registration Statement on Form F-3 (File No. 333-206653) of our report dated April 18, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China
April 18, 2016